Exhibit 99

UNITEDHEALTH GROUP

BOARD OF DIRECTORS
AUDIT COMMITTEE CHARTER
(as amended, November 4, 2004)

Introduction and Purpose

UnitedHealth Group Incorporated (the “Company”) is a publicly-held company and operates in a complex, dynamic, highly competitive, and regulated environment. In order to assure the kind of informed decision making beneficial to the Company, much of the Board of Director’s oversight occurs through its standing committees, such as the Audit Committee (the “Committee”). The primary purpose of the Committee is (a) to assist the Board of Directors (the “Board”) in fulfilling its oversight responsibilities relating to (i) the integrity of the Company’s financial statements, (ii) the Company’s compliance with legal and regulatory requirements (a responsibility which the Committee shares with the Compliance and Government Affairs Committee), (iii) the performance, qualifications and independence of the Company’s independent outside auditor, and (iv) the performance of the Company’s General Auditor and outsourced internal audit function, and (b) to prepare the report required by the Securities and Exchange Commission (“SEC”) to be included in the Company’s annual proxy statement.

The Committee’s job is one of oversight. The Company’s management is responsible for preparing the Company’s financial statements and the independent outside auditor is responsible for auditing the annual financial statements and reviewing the quarterly financial statements. The Committee recognizes that financial management (including the General Auditor and outsourced internal auditing function), as well as the independent outside auditor, have more direct knowledge and detailed information about the Company than do Committee members. Consequently, in carrying out its oversight responsibilities, the Committee is not providing any expert or special assurance as to the Company’s financial statements or any professional certification as to the independent outside auditor’s work.

Composition

The Committee shall be comprised of three or more directors, each of whom the Board has determined meets the independence and experience requirements of the New York Stock Exchange (“NYSE”) and the SEC. The Board shall determine whether any member of the Committee is an “audit committee financial expert” as defined by SEC rules. Committee members may enhance their familiarity with finance and accounting by participating in educational programs conducted by the Company or an outside consultant.

No director may serve as a member of the Committee if such director serves on the audit committees of more than two other public companies unless the Board determines that such simultaneous service would not impair the ability of such director to serve effectively on the Committee, and discloses this determination in the Company’s annual proxy statement. No member of the Committee may receive, directly or indirectly, any compensation from the Company other than (i) director’s fees, which may be received in cash, common stock, equity-based awards or other in-kind consideration ordinarily available to directors; (ii) a pension or other deferred compensation for prior service that is not contingent on continued service; and (iii) any other regular benefits that other directors receive.

The members of the Committee are appointed by the Board at the annual organizational meeting of the Board and serve until their successors are duly appointed or until their retirement, resignation, death or removal by the Board. Unless a Chair is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

Meetings

The Committee shall meet at least quarterly, or more frequently as circumstances dictate. To the extent practicable, each of the Committee members shall attend each of the regularly scheduled meetings in person.

As part of its job to foster open communication, time shall be periodically set aside at meetings for the Committee to meet with management, the independent outside auditor and the outsourced internal audit function in separate sessions to discuss any matters that the Committee or each of these groups believe should be discussed privately. The Committee may ask members of management or others to attend the meetings and provide pertinent information, as necessary.

A majority of the Committee members currently holding office constitutes a quorum for the transaction of business. The Committee shall take action by the affirmative vote of a majority of the Committee members present at a duly held meeting.

Responsibilities and Duties

The Committee shall be subject to the following principles and shall undertake the following responsibilities and duties.

Documents/Reports Review

•	Discuss with management and the independent outside auditor the Company’s annual and quarterly financial statements, including key highlights of quarterly reports on Form 10-Q and disclosures under Management’s Discussion and Analysis of Financial Condition and Results of Operations.

•	Review the Company’s Annual Report to Shareholders, Annual Report on Form 10-K and Proxy Statement prior to filing.

•	Discuss with management earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies. Discussion of earnings releases as well as financial information and earnings guidance may be done generally (i.e., discussions of the types of information to be disclosed and the type of presentation to be made).

•	Discuss significant findings and recommendations of the Company’s independent outside auditor and the Company’s General Auditor and outsourced internal auditors, together with management’s responses.

Independent Outside Auditor

•	Make all decisions relating to the selection, evaluation, retention and replacement of the Company’s independent outside auditor, and approve all fees and other terms of the Company’s independent outside auditor. On an annual basis, the Committee shall receive from the independent outside auditor and review a report describing: the auditor’s internal quality-control procedures; any material issues raised by the most recent internal quality-control review, or peer review, of the auditor, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the auditor, and any steps taken to deal with any such issues; and, to assess the auditor’s independence, all relationships between the auditor and the Company. The Committee is responsible for actively engaging in a dialogue with the independent outside auditor with respect to any disclosed relationship or services that may impact the objectivity and independence of the independent outside auditor. The independent outside auditor shall report directly to the Committee.

•	Pre-approve, or adopt appropriate procedures to pre-approve, all audit and non-audit services to be provided by the independent outside auditor, and consider whether the auditor’s provision of non-audit services to the Company is compatible with maintaining the independence of the independent outside auditor.

•	Review and evaluate the performance, qualifications and independence of the Company’s independent outside auditor, taking into account the opinions of management, the General Auditor and the outsourced internal audit function.

•	Review and evaluate the qualifications, performance and independence of the lead partner of the independent auditor, discuss with management the timing and process for implementing the rotation of the lead audit partner, the concurring partner and any other active audit engagement team partner; and, at least every three years, evaluate whether there should be a rotation of the audit firm itself.

•	Review the prior year’s audit fee and the current year’s fee estimate.

•	Periodically consult with the Company’s independent outside auditor, outside of the presence of management, about the auditor’s judgments about the quality, and not just the acceptability, of the Company’s accounting principles as applied to its financial reporting, and the Company’s internal controls and the fullness and accuracy of the Company’s financial statements.

•	Obtain from the independent outside auditor in connection with any audit a timely report relating to the Company’s annual audited financial statements describing all critical accounting policies and practices to be used, all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent outside auditor, and any material written communications between the independent outside auditor and management, such as any “management” letter or schedule of unadjusted differences.

Financial Reporting Processes

•	In consultation with the Company’s independent outside auditor, the General Auditor, the Business Risk Management Group and outsourced internal auditors, consider the integrity of the Company’s financial reporting processes, both internal and external.

•	Discuss with management, the independent outside auditor, the General Auditor and the outsourced internal audit function, as appropriate: (a) any major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles, and major issues as to the adequacy of the Company’s internal controls and any special audit steps adopted in light of material control deficiencies; (b) analyses prepared by management and/or the independent outside auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements; (c) the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Company; and (d) the type and presentation of information to be included in earnings press releases (paying particular attention to any use of “pro forma” or “adjusted” non-GAAP information).

Process Analysis and Review

•	Establish regular and separate systems of reporting to the Committee by each of management and the independent outside auditor regarding any significant judgments made in management’s preparation of the financial statements and the view of each as to appropriateness of such judgments.

•	Discuss the scope of the annual audit plans for both the outsourced internal auditors and the independent outside auditor.

•	Discuss with the independent outside auditor any audit problems or difficulties and management’s responses, any difficulties the auditor encountered during the course of the audit work, including any restrictions on the scope of the auditor’s activities or on access to requested information, and any significant disagreements with management. The discussions with the independent outside auditor should address, to the extent applicable, any accounting adjustments that were noted or proposed by the independent outside auditor but were “passed” (as immaterial or otherwise), any communications between the audit team and its national office with respect to auditing or accounting issues presented by the engagement; and any “management” or “internal control” letter issued, or proposed to be issued, by the independent outside auditor to the Company.

•	Discuss any significant disagreement between management and the independent outside auditor in connection with the preparation of the financial statements, and resolve any disagreements between management and the independent outside auditor regarding financial reporting.

•	Consider with the Company’s independent outside auditor, the Business Risk Management Group, the General Auditor, the Company’s outsourced internal audit function and management the extent to which changes or improvements in financial or accounting practices, as approved by the Committee, have been implemented.

•	Inquire of the Company’s Chief Executive Officer and Chief Financial Officer as to the existence of any significant deficiencies in the design or operation of internal controls that could adversely affect the Company’s ability to record, process, summarize and report financial data, any material weaknesses in internal controls, and any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls.

Other Activities

•	Consider any tax issues and/or legal and regulatory matters brought to the attention of the Committee that may have a material impact on the financial statements and related reserve positions.

•	Discuss regularly with the Company’s General Auditor, Business Risk Management Group and the independent outside auditor the outsourced internal audit budget and staffing, including responsibilities, organizational structure, auditor qualifications, and quality assurance reviews.

•	Review and concur in the appointment, replacement, reassignment, or dismissal of the Company’s outsourced internal audit vendor(s).

•	Review with management the system the Company has in place to ensure that the Company’s financial statements, reports, and other financial information disseminated to governmental organizations and the public satisfy legal requirements.

•	Discuss with management, including the Business Risk Management Group, significant business/financial risks and exposures and the Company’s guidelines and policies for assessing and managing these risks and exposures.

•	Establish policies governing the hiring by the Company of any current or former employee of the Company’s independent outside auditor.

•	Discuss and evaluate with management the Company’s investment policy.

•	Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and for the confidential, anonymous submission by Company employees of concerns regarding questionable accounting or auditing matters.

•	Prepare the report required by SEC rules to be included in the Company’s annual proxy statement.

•	Report regularly to the Board on Committee actions and any significant issues considered by the Committee.

•	Perform such other functions as assigned by law, the Company’s Articles of Incorporation or Bylaws, or the Board.

Delegation

The Committee may, in its discretion, form and delegate authority to subcommittees when appropriate and to the extent permitted by the listing standards of the NYSE. The Committee may, in its discretion, delegate to one or more of its members the authority to pre-approve any audit or non-audit services to be performed by the independent auditor, provided that any such approvals are presented to the Committee at its next scheduled meeting. Any member of the Audit Committee is authorized to meet (in person or by telephone) with the Company’s independent outside auditor in connection with the independent outside auditor’s required communications with the Audit Committee prior to issuance of its consent to the Company’s filings with the Securities and Exchange Commission; provided, however, that such Committee member provides an update of such meeting with the independent auditor to the full Audit Committee at its next regularly scheduled meeting.

Performance Evaluation

The Committee shall conduct an annual performance evaluation of the Committee, which evaluation shall compare the performance of the Committee with the requirements of this charter. The performance evaluation shall also include a review of the adequacy of this charter and shall recommend to the Board any revisions to this charter deemed necessary or desirable, although the Board shall have the sole authority to amend this charter. The performance evaluation shall be conducted in such manner as the Committee deems appropriate.

Resources and Authority of the Committee

The Committee shall have the resources (including funding) and authority appropriate to discharge its duties and responsibilities, including conducting investigations into any matters within the Committee’s scope of responsibilities, the selection, retention, termination and approval of fees and other retention terms of special counsel, accountants, or other experts or consultants, as it deems necessary or appropriate, and funding for ordinary administrative expenses of the Committee, without seeking approval of the Board or management.

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